Exhibit 10.21

For Use in China

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Grantee’s Name and Address:	Grant Number:

Date of Grant:

	Type of Option:	Non-Qualified Stock Option

Expiration Date:

You (the “Grantee”) have been granted an option to purchase shares of Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the JDS Uniphase Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Grant Agreement (the “Option Agreement”) as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Total Number of
Shares subject to the Option:	Exercise Price per Share:	$

Vesting Commencement Date:	Total Exercise Price:	$

Vesting Schedule:

Subject to Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

1/3rd of the Units subject to the Award shall vest on the first anniversary of the Vesting Commencement Date, and the remaining 2/3rds of the Units shall vest in equal 1/8th installments quarterly thereafter.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

JDS Uniphase Corporation, a Delaware corporation

By:

Title:

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 13 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

For Use in China

JDS UNIPHASE CORPORATION 2003 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT

1. Grant of Option. JDS Uniphase Corporation, a Delaware corporation (the “Company”), hereby grants to the Grantee named in the Notice of Stock Option Grant (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 15 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. In no event shall the Company issue fractional Shares.

(b) Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall continue, unless otherwise determined by the Administrator in advance of the commencement of such leave of absence.

(c) Change in Status. In the event the Grantee ceases to be a bona fide Employee, vesting of the Option shall continue if and only to the extent determined by the Administrator as of such change in status.

(d) Post Termination Exercise Period. The Post-Termination Exercise Period shall be ninety (90) days from the Termination Date as defined in Section 6, below.

(e) Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice in the form determined by the Administrator from time to time which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder’s investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person, by certified mail, or by such other method as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice.

For Use in China

3. Tax Liability. The Company and its Affiliates shall assess tax and social insurance contribution liability and requirements in connection with the Optionee’s participation in the Plan, including, without limitation, tax liability and social insurance contribution liability associated with the grant or exercise of the Option or sale of the underlying Shares (the “Tax Liability”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s or any Affiliate’s actions in this regard, the Optionee hereby acknowledges and agrees that the Tax Liability shall be the Optionee’s ultimate responsibility and liability. The Optionee agrees as a condition of his or her participation in the Plan to make arrangements satisfactory to the Company and its Affiliate to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax Liability, including authorizing the Company or the Affiliate to: (i) withhold all applicable amounts from the Optionee’s wages or other cash compensation due to the Optionee, in accordance with any requirements under the laws, rules, and regulations of the country of which the Optionee is a resident, and (ii) act as the Optionee’s agent to sell sufficient Shares for the proceeds to settle such requirements. Furthermore, the Optionee agrees to pay the Company or the Affiliate any amount the Company or any Affiliate may be required to withhold, collect or pay as a result of the Optionee’s participation in the Plan or that cannot be satisfied by deduction from the Optionee’s wages or other cash compensation paid to the Optionee by the Company or the Affiliate or sale of the Shares acquired under the Plan. The Optionee acknowledges that he or she may not participate in the Plan and the Company and the Affiliate shall have no obligation to deliver Shares until the Tax Liability has been satisfied by the Optionee.

4. Method of Payment. Notwithstanding any provisions in the Plan to the contrary, the methods of exercise available to the Grantee are restricted. By accepting the Option, the Grantee acknowledges and agrees that the immediate sale of the Shares issued upon the exercise of the Option is required unless the Company, in its sole discretion, determines otherwise. Such Shares will be transferred to a brokerage firm designated by the Company (the “Brokerage Firm”). The Brokerage Firm, on the Grantee’s behalf, may, upon the Grantee’s delivery of a properly executed written notice of exercise together with irrevocable instructions to the Brokerage Firm, thereafter immediately sell the Shares at the prevailing market price, subject to applicable withholding and fees and any process for the sale set forth by the Company, and deliver the remainder, less the Exercise Price, to the Company or its designee, which would then remit such amount to a designated account for payment to the Grantee. As a result of the immediate sale of Shares as set forth in this Section 4, no Shares would be delivered to the Grantee, and the Grantee would not have any resulting rights as a shareholder of the Company.

5. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.

6. Termination of Continuous Active Service. In the event the Grantee’s Continuous Active Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option as to the vested Shares during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 7 and 8 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date (i.e., the unvested Shares), or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

For Use in China

7. Disability of Grantee. In the event the Grantee’s Continuous Active Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

8. Death of Grantee. In the event of the termination of the Grantee’s Continuous Active Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Active Service as a result of his or her Disability, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

9. Non-Transferability of Option. The Option may not be transferred in any manner other than by will and by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee (or in the case of the Grantee’s legal incapacity, by the Grantee’s legal representative or by the person acting as attorney-in-fact for the Grantee under a durable general power of attorney); provided, however, that the Grantee may designate a beneficiary of the Option in the event of Grantee’s death on a beneficiary designation form provided by the Administrator. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Term of Option. The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

11. Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

For Use in China

12. Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

13. Dispute Resolution The provisions of this Section 13 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee, and the Grantee’s successors (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

15. Certain Conditions of the Option.

(a) Compliance with Local Law. Local Law refers to the laws, rules and regulations of the country of which the Grantee is a resident. The Grantee agrees that the Grantee will not acquire Shares pursuant to the Option or transfer, assign, sell or otherwise deal with such Shares except in compliance with Local Law.

For Use in China

(b) Employment Conditions. In accepting the Option, the Grantee acknowledges that:

(i) Any notice period mandated under Local Law shall not be treated as Continuous Active Service for the purpose of determining the vesting of the Option; and the Grantee’s right to receive Shares in settlement of the Option after termination of service, if any, will be measured by the date of termination of the Grantee’s Continuous Active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s Continuous Active Service has terminated and the effective date of such termination.

(ii) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(iii) All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(iv) The Grantee’s participation in the Plan shall not create a right to further Continuous Active Service with the Company (or any Affiliate).

(v) The Grantee is voluntarily participating in the Plan.

(vi) The Option is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Affiliate), and which is outside the scope of the Grantee’s employment contract, if any.

(vii) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(viii) In the event that the Grantee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Option grant will not be interpreted to form an employment contract with any Affiliate .

(ix) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Grantee obtains Shares upon exercise of the Option, the value of those Shares may increase or decrease.

16. Data Privacy Consent. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this document by and among the Company and each Affiliate for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

For Use in China

(a) The Grantee understands that the Company (or any Affiliate) holds certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

(b) The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon settlement of the Option. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local human resources representative.

17. Definitions.

(a) “Administrator” means the Board or the Committees (or delegates of the Board or such Committees) appointed to administer the Plan.

(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules or laws of any foreign jurisdiction applicable to stock options granted to residents therein.

(d) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate.

For Use in China

(e) “Continuous Active Service” means actively performing duties or exercising responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant, without interruption or termination. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of the active performance of duties or responsibilities in providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual continues to actively perform duties or responsibilities in providing services to the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(f) “Director” means a member of the Board or the board of directors of any Affiliate.

(g) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Affiliate to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Affiliate to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(h) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Affiliate. The payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company.

(i) “Non-Qualified Stock Option” means an option not intended to qualify as an as an incentive stock option within the meaning of Section 422 of the Code.

18. Electronic Documents. The Plan documents, including this Option Agreement, may be delivered and executed electronically.

19. Documents in English. The Plan documents, including this Option Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. Subject to Local Law, if the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.

For Use in China

20. Special Administration in China. The Grantee’s ability to exercise the Option and the subsequent sale of the shares of Stock shall be contingent upon the Company or its Affiliate obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Grantee from the sale of the shares of Stock and the conversion of those funds to the local currency must be approved by SAFE. In order to comply with the SAFE regulations, the proceeds from the sale of the shares of Stock must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company or its Affiliate.

END OF AGREEMENT